UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN MORTGAGE ACCEPTANCE COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts (State of Incorporation or Organization)	13-6972380 (I.R.S. Employer Identification No.)

625 Madison Avenue New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.25% Series A Cumulative Convertible Preferred Shares	American Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-87440

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application has been made for listing pursuant to the requirements of the American Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the 7.25% Series A Cumulative Convertible Preferred Shares, liquidation preference $25.00 per share, to be registered hereunder is contained under the caption “Description of Preferred Shares” in the Prospectus Supplement, dated July 24, 2007, to the Prospectus, dated October 8, 2002, constituting a part of the Registration Statement on Form S-3 (File No. 333-87440) filed by American Mortgage Acceptance Company (the “Company”) on July 25, 2007 with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended.  This description and the related information contained under the caption “Description of Preferred Shares” in the Prospectus Supplement, dated July 24, 2007, are incorporated by reference into this registration statement.

Item 2.  Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

3.1	Third Amended and Restated Declaration of Trust of the Company (incorporated herein by reference to the Company’s Form 10-K/A, as filed with the SEC on July 16, 2007).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Appendix B to the Company’s Proxy Statement, as filed with the SEC on April 28, 2005).

3.3
Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s December 31, 2005 Annual Report on Form 10-K, as filed with the SEC on March 10, 2006).

3.4
Amendment No. 2 to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 6, 2006).

3.5
Amendment No. 3 to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 23, 2007).

3.6*	Certificate of Designation designating the Company’s 7.25% Series A Cumulative Convertible Preferred Shares.

4.1*	Form of preferred stock certificate evidencing the Company’s 7.25% Series A Cumulative Convertible Preferred Shares.

_________________________

*   Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2007

AMERICAN MORTGAGE ACCEPTANCE COMPANY

By:	/s/ Robert L. Levy
Name: Robert L. Levy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated Declaration of Trust of the Company (incorporated herein by reference to the Company’s Form 10-K/A, as filed with the SEC on July 16, 2007).

3.2	Amended and Restated Bylaws of the Company (incorporated herein by reference to Appendix B to the Company’s Proxy Statement, as filed with the SEC on April 28, 2005).

3.3
Amendment to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s December 31, 2005 Annual Report on Form 10-K, as filed with the SEC on March 10, 2006).

3.4
Amendment No. 2 to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on November 6, 2006).

3.5
Amendment No. 3 to the Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 23, 2007).

3.6*	Certificate of Designation designating the Company’s 7.25% Series A Cumulative Convertible Preferred Shares.

4.1*	Form of preferred stock certificate evidencing the Company’s 7.25% Series A Cumulative Convertible Preferred Shares.

_________________________

*   Filed herewith